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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51756 of Charles & Colvard, Ltd. on Form S-3 of our report dated February 21, 2000, appearing in the Annual Report on Form 10-K of Charles & Colvard, Ltd. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
January 12, 2001